Exhibit (h)(3)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment (the “Amendment”) is dated as of October 1, 2006 (the “Effective Date”), by and between BISYS Fund Services Ohio, Inc. (“BISYS”); UST Advisers, Inc. (“U.S. Trust”), as successor to U.S. Trust Company, N.A.; and, individually and not jointly, each of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust (each, the “Company”), and amends that certain Administration Agreement between the parties dated November 12, 2004 (as amended, the “Agreement”), under which BISYS performs certain administration services for the Company. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, BISYS and the Company have agreed to amend the fees payable to BISYS pursuant to the Agreement;

NOW, THEREFORE, in consideration of the covenants herein contained, U.S. Trust, the Company and BISYS hereby agree as follows:

1.	Base Fee

As of the Effective Date, the following text is hereby deleted from Schedule C of the Agreement, under the heading “Portion of Combined Fees Payable to BISYS”:

“Base Fee

BISYS shall receive a base fee of $100,000 annually.”

2.	Miscellaneous

(a) The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement.

(b) Except as expressly provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

(c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

UST ADVISERS, INC.

By:	/s/ George Pereira
Name:	George M. Pereira
Title:	CFO

BISYS FUND SERVICES OHIO, INC.

By:	/s/ Fred Naddaff
Name:	Fred Naddaff
Title:	President

EXCELSIOR FUNDS, INC. in its own capacity and on behalf of each of its Funds

By:	/s/ George Pereira
Name:	George M. Pereira
Title:	CFO

EXCELSIOR TAX-EXEMPT FUNDS, INC. in its own capacity and on behalf of each of its Funds

By:	/s/ George Pereira
Name:	George M. Pereira
Title:	CFO

EXCELSIOR FUNDS TRUST in its own capacity and on behalf of each of its Funds

By:	/s/ George Pereira
Name:	George M. Pereira
Title:	CFO

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